As Filed with the Securities and Exchange Commission on October 4, 2021

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEAM GLOBAL
(Exact Name of Registrant as Specified in Its Charter)

Nevada	16-1342810
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5660 Eastgate Drive San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Beam Global 2011 Stock Incentive Plan

Beam Global 2021 Equity Incentive Plan

(Full Title of the Plans)

Desmond Wheatley

Chief Executive Officer

5660 Eastgate Dr.

San Diego, California 92121

Telephone: (858) 799-4583

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Jeffrey B. Pietsch

Weintraub Tobin Chediak Coleman Grodin

475 Sansome Street, #510

San Francisco, CA  94111

Telephone:  (415) 772-9611

Facsimile:  (916) 446-1611

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock to be issued under the registrant’s 2021 Equity Incentive Plan	2,000,000 (2)	$27.62 (3)	$55,240,000	$5,120.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the 2021 Equity Incentive Plan (“2021 Plan”) by reason of any stock split, stock dividend, recapitalization or similar transaction.

(2)	Represents additional shares reserved for issuance under the 2021 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) promulgated under the Securities Act, based on the average of the high and low prices per share of the common stock of the registrant on September 30, 2021, as reported on The NASDAQ Capital Market.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 2,000,000 shares under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”). At the Registrant’s 2021 Annual Meeting of Stockholders, the Registrant’s stockholders approved for issuance pursuant to the 2021 Plan the shares that are being registered hereunder. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on August 27, 2020 (Registration No. 333-248441).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INFORMATION INCORPORATED BY REFERENCE.

Registrant hereby incorporates by reference into this registration statement the following documents and information previously filed with the Commission:

☐	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 30, 2021;
☐	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 24, 2021 and August 12, 2021;
☐	Our Current Reports on Form 8-K filed with the SEC on January 26, 2021, February 12, 2021, March 1, 2021, March 8, 2021, April 7, 2021, April 20, 2021, June 14, 2021, July 1, 2021 and July 20, 2021;
☐	Our definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2021; and
☐	The description of our common stock contained in our Form 8-A filed on April 12, 2019.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this registration statement.

Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.	EXHIBITS.

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference in this Item 8.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 4, 2021.

BEAM GLOBAL

By:	/s/ Desmond Wheatley
Desmond Wheatley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Desmond Wheatley, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: October 4, 2021	By:	/s/ Desmond Wheatley
Desmond Wheatley, President, Chief Executive Officer and Director
(Principal Executive Officer)

Dated: October 4, 2021	By:	/s/ Katherine H. McDermott
Katherine H. McDermott, Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: October 4, 2021	By:	/s/ Nancy Floyd
Nancy Floyd, Director

Dated: October 4, 2021	By:	/s/ Peter Davidson
Peter Davidson, Director

Dated: October 4, 2021	By:	/s/ Anthony Posawatz
Anthony Posawatz, Director

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EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	2021 Beam Global Equity Incentive Plan	8-K	001-38868	10.1	6/14/2021
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation					X
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin Law Corporation (included in Exhibit 5.1).					X
23.2	Consent of Salberg & Company, P.A., independent registered public accounting firm					X

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